UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 6, 2006
Xponential, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-13919 (Commission File Number)	75-2520896 (I.R.S. Employer Identification No.)
6400 Atlantic Boulevard, Suite 190, Norcross, Georgia 30071
(Address of principal executive offices)
678-720-0660
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     As of January 6, 2006 Xponential, Inc. (the “registrant”) acquired an additional 190,000 shares of American IronHorse Motorcycle Company, Inc. (“American IronHorse”) common stock in a private transaction with a former officer and director of American IronHorse at $8.50 per share, for a total consideration of $1,615,000. The purchase price was paid partly in cash and partly by the delivery by the registrant of a three-year unsecured promissory note in the amount of $967,944.42 providing for level payments of principal plus interest at 7.25% per annum. The amount of the purchase price is subject to increase to $10.00 per share (for a total consideration of $1,900,000) and the promissory note is subject to acceleration upon the occurrence of a triggering event. The acquisition increases the holdings of the registrant and its wholly-owned subsidiary, Xponential Advisors, Inc., to 988,659 shares, or 17.7% of the common stock outstanding. The registrant also owns a warrant to purchase an additional 100,000 shares at $15 per share.
     Dwayne A Moyers is Chief Executive Officer and Chairman of the Board of the registrant and Xponential Advisors, Inc., and also serves as Chairman of the Board of American IronHorse. Robert Schleizer, the registrant’s Chief Financial Officer, previously served as Chief Financial Officer of American IronHorse from January 2004 to March 2005. Mr. Moyers and other directors and officers of the registrant own or control, either directly or through affiliated entities, an additional 967,262 shares, or 17.3% of the outstanding common stock of American IronHorse.
     In addition, on January 6, 2006, but effective as of December 30, 2005, the registrant’s wholly-owned subsidiary, Xponential Real Estate Holdings, Inc., purchased land and a building located in Atlanta, Georgia occupied by one of the pawnshops operated by the registrant’s wholly-owned subsidiary, PawnMart, Inc., for a total consideration of $875,000. The purchase price was paid partly in cash and partly by the delivery by Xponential Real Estate Holdings, Inc. of a two-year secured promissory note in the amount of $625,000 providing for level payments of principal plus interest at prime plus 2%, adjustable as prime changes. The note is secured by the acquired real estate.
     Xponential, Inc. trades on the OTC Bulletin Board under the symbol XPOI.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits
99.1	Press Release dated January 10, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 10, 2006	XPONENTIAL, INC.
	By:	/s/ Dwayne A. Moyers
Dwayne A. Moyers,
Chief Executive Officer